Exhibit 3.245

# State of Florida

## Department of State

I certify the attached is a true and correct copy of the Articles of Incorporation of PHC-BELLE GLADE, INC., a corporation organized under the laws of the State of Florida, filed on February 4, 1999, as shown by the records of this office.

The document number of this corporation is P99000011102.

Given under my hand and the
Great Seal of the State of Florida
at Tallahassee, the Capital, this the
Eleventh day of March, 2011

GREAT SEAL OF THE STATE OF FLORIDA
IN GOD WE TRUST

Kurt S. Browning
Secretary of State

CR2EO22 (01-07)

FILED

99 FEB – 4 AM 10:40

SECRETARY OF STATE
TALLAHASSEE, FLORIDA
ARTICLES OF INCORPORATION
The undersigned incorporator, for the purpose of forming a corporation under the Florida Business Corporation Act, hereby adopts the following Articles of Incorporation.
ARTICLE I NAME
The name of the corporation shall be: PHC-BELLE GLADE, INC.
ARTICLE II PRINCIPAL OFFICE
The principal place of business and mailing address of this corporation shall be:
105 Westwood Place, Suite 400
Brentwood, TN 37027
ARTICLE III SHARES
The number of shares of stock that this corporation is authorized to have outstanding at any one time is: 1,000
ARTICLE IV INITIAL REGISTERED AGENT AND STREET ADDRESS
The name and Florida street address of the initial registered agent are:
NRAI Services, Inc.
526 E. ParkAvenue
Tallahassee, FL 32301
ARTICLE V INCORPORATOR
The name and address of the incorporator to these Articles of Incorporation are:
Nora Liggett, Waller Lansden Dortch & Davis, a Professional Limited Liability Company, 511 Union Street, Suite 2100, Nashville City Center, Nashville, TN 37219

/s/ Nora Liggett	02/02/99

Signature/Incorporator	Date
(An additional article must be added if an effective date is requested.)
Having been named as registered agent and to accept service of process for the above stated corporation at the place designated in this certificate, I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent

/s/ Kathy L. Slayman	2/3/99

Signature Registered Agent	Date